As filed with the Securities and Exchange Commission on November 26, 2008
Registration No. 033-89430

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CSB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1687530
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

91 North Clay Street
Millersburg, Ohio 44654
(330) 674-9015
(Address, including zip code, and telephone number, including area code, of registrant’s principal offices)

Eddie L. Steiner
President and Chief Executive Officer
CSB Bancorp, Inc.
91 North Clay Street
Millersburg, Ohio 44654
(330) 674-9015
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SHARE OWNER DIVIDEND REINVESTMENT PLAN

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT: DEREGISTRATION
In accordance with the undertaking of CSB Bancorp, Inc. (the “Company”), set forth in its Registration Statement on Form S-3 (Registration No. 0-21714) filed on February 13, 1995 (the “Registration Statement”), the Company is filing this Post-effective Amendment No. 1 to the Registration Statement to deregister all unsold common shares, par value of $6.25 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement. The Registration Statement registered common shares of the Company for purchase by participants in the CSB Bancorp, Inc. Share Owner Dividend Reinvestment Plan (the “Plan”), either from authorized but unissued common shares of the Company or from shares purchased by an agent of the Company on the open market. The Company hereby deregisters the remaining shares registered but not yet sold pursuant to the Plan. The Plan will continue in existence but will be operated in a manner that renders registration of the shares unnecessary.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Millersburg, State of Ohio, on November 26, 2008.

CSB BANCORP, INC.
By	/s/ Eddie L. Steiner
Eddie L. Steiner
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Principal Executive Officer and Director:
/s/ Eddie L. Steiner
Eddie L. Steiner
President, Chief Executive Officer and Director
Principal Accounting and Financial Officer:
/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and Chief Financial Officer
Directors:
/s/ Robert K. Baker
Robert K. Baker
/s/ J. Thomas Lang
J. Thomas Lang
/s/ Ronald E. Holtman
Ronald E. Holtman
/s/ Dr. Daniel J. Miller
Dr. Daniel J. Miller
/s/ Jeffery A. Robb
Jeffery A. Robb, Sr.
/s/ John R. Waltman
John R. Waltman